AMERICAN ANNUITY GROUP, INC.
                              250 EAST FIFTH STREET
                              CINCINNATI, OHIO 45202


                                   December 6, 1996

   American Annuity Group, Inc.
   250 East Fifth Street
   Cincinnati, Ohio 45202

   Gentlemen:

     RE:  Registration Statement on Form S-8

     I serve as General Counsel to American Annuity Group, Inc. (the "Compa-ny"). In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth below including (i) the Registration Statement on Form S-8 relating to the Company's Deferred Compensation Plan (the "Plan"),
   (ii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, and (iii) resolutions of the Board of Directors of the Company relating to the approval of the Plan, issuance of shares of Common Stock pursuant to the Plan and the filing of the Registration Statement.

     Based upon and subject to the foregoing, I am of the opinion that, when the Registration Statement has become effective under the Securities Act of 1933:

     (i) the obligations under the Plan will, when arising under the Plan in accordance with its terms, constitute valid and binding obligations of the Company;

     (ii) when the shares of Common Stock have been issued as contemplated by the Plan, such shares of Common Stock will constitute duly issued, fully paid and non-assessable shares of Common Stock of the Company;

     (iii) the Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and

     (iv) the Company has taken all necessary and required corporate actions in connection with the Plan.

     I hereby consent to the reference to me under the heading "Legal Matters" in the Prospectus and the filing of this opinion as Exhibit 5 to the Registration Statement.




                                   Mark F. Muething
                                   Senior Vice President,
                                   General Counsel and Secretary